JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of October 30, 2009, is by and among Lionbridge Global Sourcing Solutions Inc., a company formed under the laws of the State of Delaware (the “LGSS“),the Credit Parties (as defined below), and HSBC Bank USA, National Association, in its capacity as administrative agent under (a) that certain Credit Agreement, dated as of December 21, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Company, the Material Domestic Subsidiaries of the Company from time to time party thereto (the “US Guarantors”), the Foreign Credit Parties, the lenders from time to time party thereto (the “Lenders”) and HSBC Bank USA, National Association, as administrative agent for the Lenders (the ”Administrative Agent”), (b) that certain Security Agreement, dated as of December 21, 2006 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”) by and among the Company, US Guarantors, the Lenders and the Administrative Agent; and (c) that certain Pledge Agreement, dated as of December 21, 2006 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”) by and among the Company, the US Guarantors, the Lenders and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement, the Security Agreement or the Pledge Agreement. The Credit Agreement, the Security Agreement and the Pledge Agreement are collectively referred to herein as the “Agreements”.

WHEREAS, LGSS has become a Material Domestic Subsidiary as of September 30, 2009; and

WHEREAS, in accordance with Section 5.10 of the Credit Agreement, LGSS is required to become a US Guarantor and enter into each of the Agreements as a US Guarantor, Obligor, and Pledgor, as the case may be; and

NOW THEREFORE, LGSS hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders and the other parties to each of the Agreements:

1. LGSS hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be a party to and a “US Guarantor” under the Credit Agreement, and shall have all of the obligations of a US Guarantor thereunder as if it had executed the Credit Agreement.

2. LGSS hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be a party to and an “Obligor” under the Security Agreement, and shall have all of the obligations of an Obligor thereunder as if it had executed the Security Agreement.

3. LGSS hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be a party to and a “Pledgor” under the Pledge Agreement, and shall have all of the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement.

4. LGSS, as an Additional US Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 4, the LGSS hereby guarantees, jointly and severally together with the other US Guarantors, the prompt payment of the US Credit Party Obligations of the US Borrower in accordance with Article X of the Credit Agreement..

5. The Administrative Agent, on behalf of the Lendors, agrees that the obligation to deliver a legal opinion by Wilmer Cutler Pickering Hale and Dorr, LLP, under Section 4.1(b)(i)(c) may be satisfied by delivery of a legal opinion by Borrower’s in-house counsel.

6. LGSS acknowledges and confirms that it has received a copy of the Agreements and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto.

7. The Company confirms that each Agreement is, and upon LGSS executing this Agreement, shall continue to be, in full force and effect..

8. Each of the Company and LGSS agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Agreements in order to effect the purposes of this Agreement.

9. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

10. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law).

IN WITNESS WHEREOF, each of LGSS and the Company has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

LGSS:	LIONBRIDGE GLOBAL SOURCING SOLUTIONS, INC.
	By:	/s/ Rory J. Cowan

		Name: Title:	Rory J. Cowan President
COMPANY	LIONBRIDGE TECHNOLOGIES, INC.,
a Delaware corporation
	By:	/s/ Donald M. Muir

		Name: Title:	Donald M. Muir Chief Financial Officer

Acknowledged, accepted and agreed:

HSBC BANK USA, NATIONAL ASSOCIATION,

as Administrative Agent and as Lender

By:		/s/ HSBC

Name:
Title: